EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-68775, 333-69977, 333-37668, 333-81849, 333-91460, and 33-55784) and Registration Statement No. 333-106346 on Form S-3 of XTO Energy Inc., formerly Cross Timbers Oil Company, of our report dated October 29, 2004, included in XTO Energy’s Current Report of Form 8-K dated August 16, 2004.

KPMG LLP

Dallas, Texas

November 1, 2004